Exhibit 10.9

BOARD OBSERVER AGREEMENT

This Board Observer Agreement (this Agreement) is made effective July 14, 2021 (the Effective Date), by and among,

SAMUEL TULLMAN, an individual residing in the City of Seattle, in the State of Washington and

GLEN TULLMAN, an individual residing in the City of Chicago, in the State of Illinois, and

LEIIO WELLNESS LTD., a corporation incorporated and subsisting pursuant to the laws of the Province of Alberta (the Corporation).

For the purposes of this Agreement:

A.	Samuel Tullman and Glen Tullman are together referred to herein as the Designating Shareholders); and

B.	The term Parties means, collectively, the Designating Shareholders and the Corporation, and the term Party means any one of them as the context requires.

RECITALS:

A.	The Corporation is conducting a private placement offering (the “Offering”) of units of the Corporation (the “Units”) at a price of CDN $0.35 per Unit. Each Unit consists of one common share of the Corporation (a “Common Share”) and one half of one Common Share purchase warrant of the Corporation, (each whole Common Share purchase warrant, a “Warrant”). Each Warrant shall entitle the holder thereof to acquire one Common Share in the capital of the Corporation (a “Warrant Share”) at an exercise price of CDN $0.50 per Warrant Share.

B.	The Corporation and Samuel Tullman have entered into a Subscription Agreement dated July14, 2021 for the purchase by Samuel Tullman of 1,721,429 Units.

C.	The Corporation and Glen Tullman, in his capacity as trustee for Glen E. Tullman Revocable Trust, have entered into a Subscription Agreement dated July14, 2021 for the purchase by Glen E. Tullman Revocable Trust of 1,721,429Units.

D.	As an inducement to the Designating Shareholders to subscribe for the aforementioned Units pursuant to the aforementioned Subscription Agreements, the Corporation desires to provide the Designating Shareholders with the right to appoint a single representative (the Observer) to attend formal meetings of the Corporation’s board of directors (the Board), as further described, and subject to the terms and conditions set forth, herein.

E.	The Designating Shareholders desire to appoint Sam Tullman as the Observer.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

OBSERVER RIGHTS AND OBLIGATIONS

1.1	The Corporation hereby grants the Observer the right, on behalf of the Designating Shareholders, to attend at, receive notice of, and observe all of the formal meetings of the Board (including telephonic or videoconference meetings of the Board) (collectively, the Board Meetings) strictly in a non-voting and observer capacity subject to the terms and conditions of this Agreement.

1.2	The Designating Shareholders hereby acknowledge and agree that Sam Tullman shall be appointed as the Observer as of the Effective Date. The Corporation agrees that the Designating Shareholders may, by written notice executed by both Designating Shareholders and delivered to the Corporation, appoint a different individual to act as the Observer under this Agreement from time to time during the currency of this Agreement.

1.3	The Parties acknowledge and agree that prior to and as a condition to the effectiveness of the rights of the Observer contained in this Agreement including, but not limited to, the Observer’s rights to attend Board Meetings, any Observer appointed from time to time pursuant to the terms and conditions of this Agreement shall execute and deliver to the Corporation a copy of the acknowledgement and agreement in the form attached as Exhibit A to this Agreement (the Acknowledgement).

1.4	Subject to Section 1.3, the Corporation shall provide to the Observer copies of all notices, minutes, consents and other materials that it provides to Board members in advance of and for such formal board meetings (collectively, the Board Materials), including any draft versions, proposed written consents, and exhibits and annexes to any such materials, at the same time and in the same manner as such information is delivered to the Board members.

1.5	Subject to Section 1.3, the Corporation acknowledges and agrees that the Observer may participate in discussions at Board Meetings, but in no event shall the Observer: (a) be deemed to be a member of the Board in any way whatsoever; (b) have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Corporation or its shareholders; or (c) have the right to vote on, propose or offer any motions or resolutions to the Board.

1.6	The Parties acknowledge and agree that the presence of the Observer at any Board Meetings shall not be required for purposes of establishing a quorum of the Board at such Board Meetings.

1.7	Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that the Corporation may exclude the Observer from access to any Board Meetings, Board Materials or any portion thereof from time to time if the Board concludes, acting in good faith and upon written advice from the Corporation’s counsel, that: (a) such exclusion is reasonably necessary to preserve solicitor-client or litigation privilege between the Corporation and its counsel (provided that any such exclusion shall only apply to such portion of such meeting or such material which would be required to preserve such privilege); (b) such Board meetings or Board Materials or discussion thereof relates directly to the Corporation’s relationship, contractual or otherwise, with the Designating Shareholders, the Observer or any principals, affiliates or associates of the Designating Shareholders or the Observer or any actual or potential transactions or disputes between or involving the Corporation, the Designating Shareholders, the Observer, or any principals, affiliates or associates of the Designating Shareholders or the Observer; (c) such exclusion is necessary to avoid a conflict of interest or disclosure that is restricted by any agreement or laws to which the Corporation is a party or otherwise bound; or (d) the Observer or the Designating Shareholders have breached any of the terms and conditions of this Agreement provided that such exclusion shall remain in effect only for such period of time as such breach remains outstanding and unrectified by the Observer or the Designating Shareholders, as the case may be.

ARTICLE 2

CONFIDENTIAL INFORMATION

2.1	To the extent that any information obtained by the Observer from the Corporation (or any director, officer, employee or agent thereof) is Confidential Information (as defined below), the Observer and the Designating Shareholders agree that they shall each treat any of such Confidential Information as confidential in accordance with the terms and conditions set out in this Article 2 and further subject to any other agreements entered into by the Parties with the Corporation as it relates to its confidential or proprietary information.

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2.2	In this Agreement, the term Confidential Information means any and all information or data concerning the Corporation, whether in verbal, visual, written, electronic or other form, which is disclosed to the Observer by the Corporation or any director, officer, employee or agent of the Corporation (including all Board Materials) on or after the Effective Date, together with all information discerned from, based on or relating to any of the foregoing which may be prepared or created by the Observer, the Designating Shareholders or any of their affiliates, or any of their respective directors, officers, employees, agents or advisors (each, a Representative); provided that Confidential Information shall not include information that:

(a)	is, at the time of disclosure, or thereafter becomes, a part of the public domain through no violation of this Agreement;

(b)	as confirmed by written records, is hereafter lawfully acquired by the Designating Shareholders or the Observer through a third party who has lawfully acquired such information and who is under no obligation of confidence to the Corporation or any director, officer, employee or agent of the Corporation and which third party was not in a contractual or fiduciary relationship with the Corporation or any director, officer, employee or agent of the Corporation;

(c)	is permitted to be disclosed by express written consent of the Corporation prior to such disclosure being made; or

(d)	as confirmed by written records, is independently developed by the Designating Shareholders or the Observer without reference to or use of, in whole or in part, any of the Confidential Information.

2.3	During the term of this Agreement and for a period of two years thereafter, the Designating Shareholders and the Observer agree to:

(a)	retain all Confidential Information in strict confidence;

(b)	not release or disclose Confidential Information in any manner to any other person (other than disclosures to the Designating Shareholders and their lawyers, accountants, consultants, bankers and financial advisors who: (i) have a need to know such information; and (ii) are informed of its confidential nature); and

(c)	use the Confidential Information solely in connection with the rights of the Designating Shareholders and Observer hereunder and not for any other purpose unless permitted by applicable laws in which case, the Designating Shareholders and the Observer shall deliver written notice of the intention to disclose such Confidential Information prior to such disclosure so that the Corporation may take such action, at its expense, as it deems necessary to prevent such disclosure and, in any event, the Designating Shareholders and the Observer agree that such disclosure shall be limited only to that portion of the Confidential Information which is required to be disclosed by applicable laws.

2.4	The Designating Shareholders and the Observer acknowledge and agree that the Confidential Information is proprietary to the Corporation and may include trade secrets or other business information, the disclosure of which could harm the Corporation. Neither of the Designating Shareholders nor the Observer shall, by virtue of the Corporation’s disclosure of, or such person’s use of any Confidential Information, acquire any rights with respect thereto, all of which rights (including intellectual property rights) shall remain exclusively with the Corporation. The Designating Shareholders shall have joint and several liability to the Corporation for any breach of this Section 2.4 by the Observer.

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2.5	The Designating Shareholders agree that, upon such Designating Shareholder ceasing to be a shareholder of the Corporation, it shall promptly: (a) return or destroy, at the Corporation’s option, all physical materials containing or consisting of Confidential Information and all hard copies thereof in their possession or control; and (b) destroy all electronically stored Confidential Information in their possession or control. Such Designating Shareholder shall also promptly execute and deliver to the Corporation a certificate, in form and substance satisfactory to the Corporation acting reasonably, that it has complied with the provisions of this Section 2.5.

ARTICLE 3

NOTICES

3.1	Notices in connection with this Agreement are to be delivered in writing:

(a)	If to the Corporation:	Leiio Wellness Ltd. c/o Nerland Lindsey LLP 1400, 350 – 7th Avenue SW Calgary, Alberta T2P 3N9 Attention: Darcy Campbell Email: darcy@leiio.com

(b)	If to Sam Tullman (the Observer):	Samual Tullman 1916 17th Ave. S. Seattle, Washington 98144 USA Email: samatullman@gmail.com

(c)	If to Glen Tullman:	Glen Tullman 250 E. Pearson St., Apt 1205 Chicago, Illinois 60611-7290 USA Email: glentullman@gmail.com or to such other address as may be given by each Party from time to time under this Section 3.1. Notices shall be deemed properly given upon delivering the same by “.pdf” email attachment, or by personal delivery, the day following deposit by overnight carrier, or five days after deposit in Canada Post or US mail.

ARTICLE 4

REMEDIES

4.1	Each Party acknowledges and agrees that monetary damages would not be a sufficient remedy for the Corporation in respect of any breach (or threatened breach) of this Agreement and that, in the event of any breach or threatened breach by the Designating Shareholders or the Observer: (a) the Corporation shall have the right to immediate injunctive and other equitable relief, without proof of actual damages; (b) the Designating Shareholders and the Observer will not plead in defense thereof that there would be an adequate remedy at law; and (c) the Designating Shareholders and the Observer agree to waive any applicable right or requirement that a bond or other security be posted by the Corporation as a condition to obtaining any such injunctive or equitable relief. Such remedies will not be the exclusive remedies of the Corporation for a breach of this Agreement but will be in addition to all other remedies that may be available to the Corporation at law or in equity.

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ARTICLE 5

TERMINATION

5.1	This Agreement, together with the Acknowledgment, shall immediately terminate and be of no further force and effect on the later of (i) the day that is 12 months from the effective date of this Agreement and (ii) the day that the Designating Shareholders collectively cease to own or exercise control or direction over four percent (4%) or more of the Corporation’s outstanding Common Shares, provided that the provisions of Article 2 to Article 6, inclusive, shall indefinitely survive any such termination or expiration. Notwithstanding the foregoing, the parties may by mutual written agreement elect to extend the term of this Agreement, together with the Acknowledgment, for additional 12 month periods.

ARTICLE 6

GENERAL PROVISIONS

6.1	This Agreement, together with any other confidentiality or non- disclosure agreement entered into by the Designating Shareholders and/or the Observer with the Corporation, constitutes the entire agreement and understanding of the Parties in respect of the subject matter and supersedes any and all previous agreements and understandings, whether oral or written, between the Parties regarding the matters set out herein. For greater certainty, the Parties hereby agree that the confidentiality provisions afforded to the Confidential Information of the Corporation and granted in favour of the Corporation in this Agreement are intended to be in addition to any other confidentiality provisions afforded to the Confidential Information of the Corporation and granted in favour of the Corporation by the Designating Shareholders and/or the Observer in any other agreement that they have or may enter into.

6.2	No provision of this Agreement may be amended, modified or waived, except in writing signed by the Parties hereto.

6.3	This Agreement may not be assigned by the Designating Shareholders or the Observer.

6.4	The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and if any restriction in this Agreement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law.

6.5	The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

6.6	Any waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist on strict adherence to any term of this Agreement on one or more occasions shall not be construed as a waiver or deprive such Party of the right to thereafter insist on strict adherence to that term or any other term of this Agreement.

6.7	This Agreement may be executed in one or more counterparts, including counterparts executed by way of electronic signature, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. The Parties shall be entitled to rely on delivery of a copy delivered by facsimile or other means of electronic transmission of the executed Agreement and such electronically transmitted or facsimile copy shall be legally effective to create a valid and binding agreement. In the event an individual executes this Agreement using DocuSign or a similar application, the signature of such individual shall not require a witness. Notwithstanding the date that each Party executes this Agreement, this Agreement will be deemed to have been executed effective as of the Effective Date.

6.8	This Agreement and the rights and obligations of the Parties under this Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

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IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the Effective Date.

SAMUEL TULLMAN

GLEN TULLMAN

LEIIO WELLNESS LTD.

Per:
Name:	Cory Rosenberg
Title:	President and CEO

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EXHIBIT A

ACKNOWLEDGEMENT AND AGREEMENT

This Acknowledgement and Agreement (the Acknowledgement ) made effective July 14, 2021 is entered into by the undersigned as a representative designated by the Designating Shareholders to act as the Observer under a board observer agreement entered into among Leiio Wellness Ltd. (the Corporation), the Observer and the Designating Shareholders dated effective July 14, 2021 (the Agreement). Capitalized terms used, but not defined, herein have the meanings ascribed thereto in the Agreement.

1.	The undersigned hereby acknowledges and agrees:

(a)	that the undersigned’s execution of this Acknowledgement is a condition precedent to the undersigned’s appointment as the Observer under the Agreement and the effectiveness of the rights of the Observer arising under the Agreement;

(b)	to treat any Confidential Information obtained by the undersigned from the Corporation (or any director, officer, employee or agent thereof) in confidence strictly in accordance with the provisions of Article 2 of the Agreement and to otherwise comply with and observe all of the terms and conditions of the Agreement at all times;

(c)	that the Designating Shareholders or the undersigned may terminate the undersigned’s service as the Observer at any time, with or without cause, in accordance with Section 1.2 and Section 5 of the Agreement; and

(d)	if the undersigned ceases to serve as the Observer, the undersigned shall:

(i)	no longer be entitled to exercise any of the rights afforded to the Observer under the Agreement; and

(ii)	as promptly as practicable (but in any event not later than 5 business days thereafter) deliver all physical materials containing or consisting of Confidential Information in the undersigned’s possession or control to the Corporation and execute and deliver to the Corporation a certificate, in form and substance satisfactory to the Corporation acting reasonably, that the undersigned has delivered all such physical materials containing or consisting of the Confidential Information to the Corporation.

2.	Upon the written request of the Corporation, the undersigned will promptly execute and deliver any and all further instruments and documents and take such further action as the Corporation, acting reasonably, deems necessary to effect the purposes of this Acknowledgement.

3.	No provision of this Acknowledgement may be amended, modified or waived, except in writing signed by the undersigned and the Corporation.

4.	The invalidity or unenforceability of any provision of this Acknowledgement shall not affect the validity or enforceability of any other provision, and, if any restriction in this Acknowledgement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the maximum extent permitted by law.

5.	This Acknowledgement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument.

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6.	The undersigned acknowledges and agrees that:

	(a)	monetary damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by the undersigned and that, in the event of any breach or threatened breach, the Corporation shall have the right to immediate injunctive or other equitable relief, without proof of actual damages;

	(b)	the undersigned will not plead in defense thereto that there would be an adequate remedy at law; and

	(c)	the undersigned agrees to waive any applicable right or requirement that a bond or other security be posted by the Corporation as a condition to the grant of such injunctive or other equitable relief.

The undersigned acknowledges and agrees that the remedies in this Section 6 will not be the exclusive remedies of the Corporation for a breach of this Agreement but will be in addition to all other remedies that may be available to the Corporation at law or in equity.

7.	This Acknowledgment and the rights and obligations of the Parties under this Acknowledgment shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

IN WITNESS WHEREOF, the undersigned has executed this Acknowledgement as of the date first written above.

SAMUEL TULLMAN

Address:	1916 17th Ave S., Seattle, WA 98144

Email:	samatullman@gmail.com

ACKNOWLEDGED AND ACCEPTED effective as of July 14, 2021:

LEIIO WELLNESS LTD.

Per:
Name:	Cory Rosenberg
Title:	President and CEO

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